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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
AUSTINS STEAKS & SALOON, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AUSTINS STEAKS & SALOON, INC.

                          May 23, 2003

Dear Fellow Stockholder:

        You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Austins Steaks & Saloon, Inc. (the "Company") to be held at the Renaissance Hotel, 1 Hartfield Centre Parkway, Atlanta, Georgia 30354 on Tuesday, June 24, 2003 at 10:00 a.m. local time. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be transacted at the meeting.

        During the meeting, management will report to you on the activities and progress of the Company during the past year. Management will also discuss plans for the remainder of the current year. We welcome this opportunity to talk to you about our Company and we look forward to your comments and questions.

        The Board of Directors appreciates and encourages stockholder participation in the Company's affairs and we hope you can attend in person. Whether or not you plan to attend the meeting, it is important that your shares be represented. Therefore, please sign, date, and mail the enclosed proxy in the envelope provided at your earliest convenience.

Sincerely,
Paul C. Schorr, III Chairman of the Board

AUSTINS STEAKS & SALOON, INC.

Notice of Annual Meeting of Stockholders

                          May 23, 2003

TO THE STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders of Austins Steaks & Saloon, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, June 24, 2003, at 10:00 a.m. local time, at the Renaissance Hotel, 1 Hartfield Centre Parkway, Atlanta, Georgia 30354, for the following purposes as more fully described in the Proxy Statement accompanying this Notice:

  1.
  To elect ten Directors to the Board of Directors to serve for the upcoming annual term and until their successors are duly elected; and

  2.
  To vote on a proposal by Victor F. Foti, that in the event the Board of Directors of the Company receives a bona fide offer to acquire the Company, whether by merger, purchase of assets, purchase of shares for cash, or any other method, the stockholders be informed of such offer and the terms thereof, and that each stockholder be furnished the opportunity and means of informing the Board of his, her or its desire to seriously consider such offer. The Board of Directors of the Company shall be entitled to determine whether to obtain such stockholder input by mail or by the convening of a special meeting of stockholders. The communication of the offer to the stockholders shall include sufficient information concerning its terms, and any related financial information, to enable the stockholders to express a reasonably formed opinion on the proposal.

    The Board of Directors do not agree with the above proposal due to bona fide offer not being defined. The time and cost of communicating all offers to the stockholders would be prohibitive and not in the best interest of the stockholders. Mr. Foti was asked to revise his proposal from bona fide to a dollar range per share, which he refused. The Board of Directors will seriously consider legitimate offers to acquire your company. Any offer approved by your Board as being in the best interest of the company and all stockholders, will be submitted to you for a vote. Your Board recommends voting against this proposal.

  3.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only stockholders of record at the close of business on April 25, 2003 are entitled to receive notice of and vote at the meeting.

        All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to complete, sign, date and return the enclosed Proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Stockholders attending the meeting may revoke this proxy and vote in person.

                          Sincerely,

                          Paul C. Schorr, III
                           Chairman of the Board

Roanoke, Virginia

AUSTINS STEAKS & SALOON, INC.
PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed Proxy is solicited on behalf of Austins Steaks & Saloon, Inc., a Delaware corporation (the "Company" or "Austins"), for use at its 2003 Annual Meeting of Stockholders to be held on June 24, 2003, at 10:00 a.m. local time, or at any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Renaissance Hotel, 1 Hartfield Centre Parkway, Atlanta, Georgia 30354. The Company's principal executive offices are located at 317 Kimball Avenue NW, Roanoke, Virginia 24016. The Company's telephone number is (540) 345-3195.

        These proxy solicitation materials were mailed on or about May 23, 2003, to all stockholders entitled to vote at the meeting.

Record Date; Outstanding Shares

        Stockholders of record at the close of business on April 25, 2003 (the "Record Date") are entitled to receive a notice of and vote at the meeting. On the Record Date, 12,150,099 shares of the Company's Common Stock, $0.01 par value, were issued and outstanding. For information regarding holders of more than 5% of the outstanding Common Stock, see "Election of Directors—Security Ownership of Certain Beneficial Owners and Management."

Revocability of Proxies

        Proxies given pursuant to this solicitation may be revoked at any time before they have been used. Revocation will occur by delivering a written notice of revocation to the Company or by duly executing a proxy bearing a later date. Revocation will also occur if the individual attends the meeting and votes in person.

Voting and Solicitation

        Every stockholder of record on the Record Date is entitled, for each share held, to one vote on each proposal or item that comes before the meeting. In the election of Directors, each stockholder will be entitled to vote for ten nominees and the nominees with the greatest number of votes will be elected.

        The cost of this solicitation will be borne by the Company. The Company may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation material to beneficial owners. Proxies may be solicited by certain of the Company's Directors, Officers and regular employees, without additional compensation, personally, by telephone or by telegram.

Quorum; Abstentions; Broker Non-Votes

        The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

        While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of the quorum for the transaction of business; and (ii) the total number of Votes Cast with respect to a proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against a proposal.

        Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determing the number of Votes Cast with respect to a proposal. Proxies which are properly signed and returned will be voted at the meeting along with the shares of Common Stock represented in person and voting. Stockholders may specify their preference by marking the appropriate boxes on the proxy and the proxy will then be voted in accordance with such specifications. In the absence of such specifications, the proxy will be voted for the ten nominees for the Board of Directors, against the stockholder's proposal and in accordance with the instructions of the Board of Directors as to any other matters.

Deadline for Receipt of Stockholder Proposals

        Stockholder proposals which are intended to be presented at the Company's 2004 Annual Meeting must be received by the Company not later than January 14, 2004, in order that they may be included in the proxy statement and form of proxy for that meeting. Proposals must be in compliance with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

ELECTION OF DIRECTORS

General

        Ten Directors are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote all of the proxies received by them for the Company's ten nominees named below. In the event that any of the nominees shall be unavailable to serve, the proxy holders will vote in their discretion for a substitute nominee. It is not expected that any nominee will be unavailable. The term of office of each person elected as a Director is for a one-year term.

        On September 27, 2002, the Company and four stockholders who referred to themselves as the "Austins Group" entered into a Settlement Agreement to end a contest over control of the Board of Directors of the Company. The Austins Group was comprised of Titus W. Greene, Thomas M. Hontzas, G. Thomas Cliett and Charles Mantooth. The Settlement Agreement provides for the makeup of the Board to include up to five selections made by members of the Austins Group and six members from the previously existing Board until the 2004 annual meeting. The Austins Group initially chose Titus W. Greene, Thomas M. Hontzas, Jesse M. Harrington, III and Pat Vezertzis as Board members. The Austins Group had a right to name a fifth director upon the resignation or declination to stand for re-election of J. Carson Quarles. Mr. Quarles resigned on January 14, 2003 and the Austins Group members chose not to select a replacement.

        As discussed later, the Nominating Committee comprised of Directors Sack, Greene and Cowart unanimously recommended the current ten Directors to be the nominees for election at the 2003 annual meeting. The Board of Directors unanimously selected these nominees.

Vote Required

        The ten nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy at the meeting and entitled to vote shall be elected to the Board of Directors. Votes withheld from any Director are counted for purposes of determining the presence or absence of a quorum, but have no legal effect under Delaware law.

        The Board of Directors recommends that stockholders vote "FOR" the nominees listed below.

Nominees for Election at the Annual Meeting

        The names of the nominees and certain information about them are set forth below:

NAME OF NOMINEE	AGE	POSITION	SINCE
Paul C. Schorr, III(1)(4)	66	Chairman of the Board	1994
Roger D. Sack(3)	68	Director	1995
A. Jones Yorke(1)(4)(5)	71	Director	1999
Titus W. Greene(3)(4)(5)	67	Director	2002
J. Alan Cowart(3)(5)	39	Director	1999
Stanley L. Bozeman, Jr.(2)(5)	47	Director	1999
William E. Proffitt(2)	40	Director	2002
Thomas M. Hontzas(1)(4)(5)	58	Director	2002
Jesse M. Harrington, III(1)(5)	62	Director	2002
Pat Vezertzis(2)(5)	58	Director	2002

(1)
Member of Audit Committee

(2)
Member of Compensation Committee

(3)
Member of Nominating Committee

(4)
Member of Executive Committee

(5)
Also a WesterN SizzliN Director

        Paul C. Schorr, III has been a Company Director since August 1, 1994. Mr. Schorr served as Chairman of the Board of the Company from June 20, 1995 until July 1, 1999, and was re-elected as Chairman on September 27, 2002. For the past twelve years, Mr. Schorr has served as the President and Chief Executive Officer of ComCor Holding, Inc., a consulting firm. In addition, Mr. Schorr is a Director of Ameritas Life Insurance Corp.; The Schorr Family Company, Inc.; and National Research Corporation (a public company).

        Roger D. Sack has served as a Company Director since June 26, 1995. For the past seventeen years, Mr. Sack has been associated with York Cold Storage Company, a refrigeration and storage company. Mr. Sack performs strategic planning and financial service for York Cold Storage Company. In addition, from 1980 until May 1995, Mr. Sack served as an Executive Vice President and Director of York State Co., a bank holding company and he currently serves as a Director, President and Chief Executive Officer.

        A. Jones Yorke has been a Company Director since 1999, and a WesterN SizzliN Director since May 12, 1999. Mr. Yorke was previously Chairman and a Director of Auerbach Financial Group, Inc., an investment firm in New York City since July, 1998. Prior to that, Mr. Yorke served as a Senior Officer of Weatherly Securities and Coleman & Company Securities Corporation. He was previously President of Paine Webber, Inc. and Executive Director of the Securities and Exchange Commission.

        Titus W. Greene has been a Company Director since September 27, 2002 and was WesterN SizzliN's Chairman of the Board and a Director from 1993 to 1996. Mr. Greene was a WesterN SizzliN franchisee from 1973 to 1996 and has been a Board Member of First Community Bank of Gastonia, North Carolina since 1993.

        J. Alan Cowart has been a Company Director and a WesterN SizzliN Director since November 11, 1999. Mr. Cowart has been a WesterN SizzliN franchisee since 1985 and is presently the owner-operator of a restaurant in Pooler, Georgia.

        Stanley L. Bozeman, Jr. has been a Company Director since July 1, 1999, and a WesterN SizzliN Director since April 12, 1995. Mr. Bozeman has been a WesterN SizzliN franchisee since 1979. He is presently the owner-operator of a restaurant in Griffin, Georgia. He is the General and Managing Partner of Bozeman Properties Limited Partnership and owner of Stan Bozeman Rental Property Company.

        William E. Proffitt has been a Company Director since August 13, 2002. Mr. Proffitt has been a WesterN SizzliN franchisee since 1997 and is presently the owner-operator of a restaurant in Charlottesville, Virginia. Prior to that he was Director of Company Operations for WesterN SizzliN Corporation from 1996 to 1997. Mr. Proffitt has been working in the WesterN SizzliN system since 1981.

        Thomas M. Hontzas has been a Company Director since September 27, 2002 and was a WesterN SizzliN Director from May 14, 1997 to June 2001. Mr. Hontzas retired in May 1998 as Executive Vice President of Deposit Guaranty Corporation in Jackson, Mississippi, a holding company with banking offices in three states. He had been with Deposit Guaranty Corporation since 1968. Mr. Hontzas has been a WesterN SizzliN franchisee since December 20, 1979.

        Jesse M. Harrington, III has been a Company Director since September 27, 2002 and was a WesterN SizzliN Director from November 12, 1996 to May 1999. Mr. Harrington is a financial consultant for individuals, having retired as Senior Vice President-Treasurer of Hardee's in Rocky Mount, North Carolina. He was responsible for all Treasury and Controllership functions at various times while with Hardee's from 1968 to 1993.

        Pat Vezertzis has been a Company Director since September 27, 2002 and was a WesterN SizzliN Director from December 13, 1993 to May 1997. Mr. Vezertzis founded and is President of Vezertzis Service Systems, Inc. in Fort Payne, Alabama. Vezertzis Service Systems, Inc. operates WesterN SizzliN franchises and owns three shopping centers and other commercial properties. Mr. Vezertzis currently is a Director of Compass Bank in Fort Payne, Alabama, Lepta, Inc. in Fort Payne, Alabama, and S & V Services, Inc. in Scottsdale, Alabama, positions he has held since 1979.

STOCKHOLDER PROPOSAL

        Victor F. Foti, has proposed that in the event the Board of Directors of the Company receives a bona fide offer to acquire the Company, whether by merger, purchase of assets, purchase of shares for cash, or any other method, the stockholders be informed of such offer and the terms thereof, and that each stockholder be furnished the opportunity and means of informing the Board of his, her or its desire to seriously consider such offer. The Board of Directors of the Company shall be entitled to determine whether to obtain such stockholder input by mail or by the convening of a special meeting of stockholders. The communication of the offer to the stockholders shall include sufficient information concerning its terms, and any related financial information, to enable the stockholders to express a reasonably formed opinion on the proposal.

        The Board of Directors do not agree with the above proposal due to bona fide offer not being defined. The time and cost of communicating all offers to the stockholders would be prohibitive and not in the best interest of the stockholders. Mr. Foti was asked to revise his proposal from bona fide to a dollar range per share, which he refused. The Board of Directors will seriously consider legitimate offers to acquire your company. Any offer approved by your board as being in the best interest of the company and all stockholders, will be submitted to you for a vote. Your Board recommends voting against this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of the Company's Common Stock as of the Record Date (a) by each current executive officer of the Company named in the Summary Compensation Table (see "Executive Compensation"), (b) by each Director, (c) by all Directors and Executive Officers as a group, and (d) by all persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock. Unless otherwise indicated, the address for these individuals is 317 Kimball Avenue, Roanoke, Virginia 24016.

NAME AND ADDRESS OF PERSON	NO. OF SHARES		PERCENT OF CLASS(2)
Robyn B. Mabe Vice President, Chief Financial Officer, Chief Operating Officer, Corporate Controller and Secretary/Treasurer	10,000		(1)
David M. Hoof Vice President Company Operations	—		—
Stanley L. Bozeman, Jr. Director 1412 North Expressway Griffin, GA 30223	286,000	(3)	2.4%
J. Alan Cowart Director 104 Pine Lakes Avenue Savannah, GA 31405	457,500	(4)	3.8%
Titus W. Greene Director 2109 Windermere Lane Shelby, NC 28150	2,000,000	(5)	16.5%
Paul C. Schorr, III Director P. O. Box 57310 Lincoln, NE 68505	385,009	(7)	3.2%
Roger D. Sack Director 2745 East Gate Road Lincoln, NE 68502	229,799		1.9%
Thomas M. Hontzas Director 3853 Sleepy Hollow Jackson, MS 39211	125,152		1.0%
A. Jones Yorke Director 450 Park Avenue New York, NY 10022	20,000(6)		—
William E. Proffitt Director 3721 Skye Court Earlysville, VA 22936	—		—
Jesse M. Harrington, III Director 3705 Sheffield Drive Rocky Mount, NC 27803-1160	—		—
Pat Vezertzis Director 2200 Gault Avenue North Ft. Payne, AL 35967	—		—

All Directors and Officers as a group beneficially own 3,513,460 shares or 28.9% of the outstanding Common Stock as of April 25, 2003.

(1)
Represents less than 1% of the outstanding Common Stock of the Company.

(2)
Based upon 12,150,099 shares of Common Stock outstanding as of April 25, 2003. Each named person is deemed to be the beneficial owner of shares of Common Stock that may be acquired within sixty days upon exercise of stock options or warrants and shares, options or warrants owned indirectly through a partnership or corporation. Accordingly, the number of shares and percentage set forth next to the name of such person and all officers and directors as a group include the shares of Common Stock issuable upon presently exercisable stock options or warrants and shares, options or warrants owned indirectly. However, the shares of Common Stock so issuable upon exercise by any persons are not included in calculating the percentage of Common Stock beneficially owned by any other stockholder.

(3)
This number of beneficially owned shares includes 10,000 shares purchasable pursuant to currently exercisable options or warrants.

(4)
This number of beneficially owned shares includes 12,000 shares owned by two of Mr. Cowart's minor children.

(5)
This number of beneficially owned shares includes 1,434,500 shares owned by Titus Green and Company, a family limited partnership in which Titus Greene has sole voting and dispositive power, and 565,500 shares personally.

(6)
This number of beneficially owned shares includes 20,000 shares purchasable pursuant to currently exercisable options or warrants.

(7)
This number of beneficially owned shares includes 121,181 shares owned directly by The Schorr Family Company, Inc., in which Mr. Schorr is the President and Chief Executive Officer.

BOARD MEETINGS AND COMMITTEES

        The Board of Directors met six times during 2002 and held eight telephonic meetings. The Board acted on several matters in the form of consent minutes. The Board of Directors has an Audit Committee, Compensation Committee, a Nominating and Corporate Governance Committee, and an Executive Committee.

        The Audit Committee currently consists of directors Paul C. Schorr, III, Thomas M. Hontzas, Jesse M. Harrington, III and A. Jones Yorke (Chair). All members of the Audit Committee meet the independence standards of the NASD. The Audit Committee meets periodically with the Company's independent public accountants and members of management to review the Company's accounting policies. It also reviews the scope and adequacy of the independent accountants' examination of the Company's annual consolidated financial statements. In addition, the Audit Committee recommends the firm of independent public accountants to be retained by the Company. In 2002, the Audit Committee held telephonic conferences and met seven times.

        The Compensation Committee currently consists of Directors Stanley L. Bozeman, Jr., William E. Proffitt and Pat Vezertzis (Chair). In 2002, the Committee held telephonic conferences and met three times.

        The Nominating Committee, which currently consists of Directors Roger D. Sack, J. Alan Cowart and Titus W.Greene (Chair), recommends director candidates to the board. In 2002, the Committee met two times.

        The Executive Committee, which currently consists of Directors Titus W. Greene, Thomas M. Hontzas, A. Jones Yorke and Paul C. Schorr, III (Chair), conducts certain affairs of the Company in absence of the entire Board of Directors and as allowed by the Company's Bylaws and applicable law. In 2002, the Executive Committee did not meet.

        Directors are paid $1,500 for each Board meeting attended and a $1,000 quarterly retainer. Additionally, the Directors receive $500 for each telephonic Board meeting.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors of the Company oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the consolidated financial statements and the reporting process including the systems of internal controls. The Company's Board of Directors has adopted a written charter for the Audit Committee.

        In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company to be set forth in the Company's 2002 Annual Report to Stockholders and the Company's Annual Report on Form 10-K for the year ended December 31, 2002 with management of the Company. The Audit Committee also discussed with KPMG LLP, independent accountants for the Company who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States of America, the matters required to be discussed by the Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended. The Statement on Auditing Standards No. 61 includes, among other items, matters relating to the conduct of an audit of the Company's consolidated financial statements under generally accepted auditing standards.

        The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," has considered the compatibility of nonaudit services with the auditors' independence, and has discussed with KPMG LLP their independence from the Company.

        In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for 2002 for filing with the Securities and Exchange Commission.

Audit Committee
A. Jones Yorke (Chairperson)
Paul C. Schorr, III
Jesse M. Harrington, III
Thomas M. Hontzas

INDEPENDENT PUBLIC ACCOUNTANTS

        KPMG LLP are the independent public accountants for the Company. Representatives of KPMG LLP are expected to be present at the stockholders' meeting and will be given the opportunity to make any statement they may desire and will also be available to respond to appropriate questions from stockholders. KPMG LLP has made a proposal to act as independent public accountants for 2003, which proposal is currently being considered by the Audit Committee.

Summary of KPMG LLP's Fees for 2002

        Audit Fees.    KPMG LLP's fees for the Company's 2002 annual audit and limited quarterly reviews were approximately $110,000.

        Financial Information Systems Design and Implementation Fees.    KPMG LLP did not render any professional services to the Company in 2002 with respect to information systems design and implementation.

        All Other Fees.    KPMG LLP received no fees for other professional services during 2002

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors of the Company reviews annually the compensation and bonus program of the Chief Executive Officer and considers management proposals for other officers and employees of the Corporation and its affiliates.

        For 2002, the Compensation Committee recommended an increase in the salary of Victor F. Foti, the then Chief Executive Officer from $150,000 to $180,000. Mr. Foti was terminated December 11, 2002. The Board of Directors has a search currently under way to seek a new Chief Executive Officer. A new Chief Executive Officer Compensation Plan will need to be designed by the Compensation Committee and the new Chief Executive Officer in 2003.

        Pat Vezertzis (Chairperson)
William E. Proffitt
Stanley L. Bozeman, Jr.

EXECUTIVE COMPENSATION

        Summary Compensation Table.    The following table sets forth compensation paid to certain executive officers during the last fiscal year.

NAME AND PRINCIPAL POSITION	YEAR	SALARY		BONUS		BOARD FEES
Victor F. Foti(1) President and Chief Executive Officer	2002 2001 2000	$ $ $	172,000 150,000 150,000	$ $ $	0 35,000 0	$ $ $	23,000 10,000 10,000
Robyn B. Mabe Vice President and Chief Financial Officer, Chief Operating Officer, Secretary/Treasurer	2002 2001 2000	$ $ $	90,000 76,000 58,000	$ $ $	30,000 24,000 17,000	$ $ $	0 0 0
David M. Hoof(2) Vice President Company Operations	2002 2001 2000	$ $	106,000 70,000 N/A	$ $ $	0 0 0	$ $ $	0 0 0

(1)
Mr. Foti was terminated December 11, 2002 with no severance package granted.

(2)
Hired May 7, 2001.

        No stock options or stock appreciation rights were granted to the above individuals in 2002 and none has outstanding options or stock appreciation grants.

        In November 2001, the Board of Directors adopted a resolution to provide severance of one year's salary to Robyn B. Mabe in the event she is terminated within one year from the date of a sale or merger of the Company.

LIST OF CURRENT OFFICERS OF THE COMPANY

        The following is a list of the names and ages of the current officers of the Company, their business history for the last five years and their term of office with the Company.

NAME	AGE	POSITION AND PRINCIPAL OCCUPATION SINCE 1996	OFFICER SINCE
Robyn B. Mabe	41	Vice President and Chief Financial Officer; Chief Operating Officer, Secretary/Treasurer, Director of Accounting and Corporate Controller; WesterN SizzliN's Director of Accounting and Corporate Controller since January 1, 1994; Secretary/Treasurer since January 1, 1999; WesterN SizzliN's Vice President and Chief Financial Officer since February 1, 2001; Chief Operating Officer since January 1, 2003.	1999
David M. Hoof	59	Vice President of Company Operations since May 7, 2001. Prior to employment with the Company, Mr. Hoof was Vice President of Operations with Dixie Management Group in Bloomington, IL from 1996 to April 2001.	2001

STOCK PERFORMANCE GRAPH

        The following chart shows the changes in value over the five years ending December 31, 2002 of an assumed investment of $100 of (i) the Company's common stock; (ii) stocks that comprise the Russell 2000 Index; and (iii) the common stocks of a peer group of companies comprised of Eateries, Inc., Furrs Restaurant Group Inc., Pizza Inn, Inc., Roadhouse Grill and Star Buffet, Inc. The value for the assumed investments depicted on the graph and in the table has been calculated assuming that cash dividends are reinvested.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG AUSTINS STEAKS & SALOON, THE RUSSELL 2000 INDEX
AND A PEER GROUP

*$100 invested on 12/31/97 in stock or index-
including reinvestment of dividends.
Fiscal year ending December 31.

AUSTINS STEAKS & SALOON INC

	Cumulative Total Return
	12/97	12/98	12/99	12/00	12/01	12/02
AUSTINS STEAKS & SALOON	100.00	114.29	82.02	31.93	33.55	55.82
RUSSELL 2000	100.00	97.45	118.17	114.60	117.45	93.39
PEER GROUP	100.00	108.91	73.80	33.67	32.20	26.78

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's Officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC"). Such Officers, Directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, the Company believes that, during the fiscal year ended December 31, 2002, no persons filed Form 4 on untimely basis.

RELATED PARTY TRANSACTIONS

        Messrs. Bozeman, Cowart, Hontzas and Vezertzis collectively own franchises with respect to ten (10) restaurants. The franchises were granted on the same terms and conditions as franchises to non-affiliated persons and these gentlemen paid the same royalty, advertising, and other costs as any other non-affiliated franchisee.

        Victor F. Foti, who was a Director of the Company until September 27, 2002 and the President and Chief Executive Officer of the Company until December 11, 2002 is the franchisee of eight restaurants owned by Jax Pac, an entity controlled by Mr. Foti and the franchisee of four restaurants owned by Viamac, Inc., an entity controlled by Mr. Foti. These franchises were granted on the same terms and conditions as franchises to non-affiliated persons and pay the same royalty, advertising and other costs as any other non-affiliated franchisee. As of the date of this Proxy Statement, four Viamac units and two Jax Pac units remain open.

        The Company leased chartered air service for corporate usage from time to time for an airplane owned by Mr. Foti. Charges were made on an hourly rate approximately 80% of the competitive rate for chartered air service available for non-affiliated vendors. The Company paid $76,000 directly to the chartered air service during 2002. The Company does not plan to use this service going forward.

        The Company leases its headquarters office space from an entity in which two of Mr. Foti's adult children collectively own a 50% interest. The Company paid $78,480 in rent during 2002 for this space. The lease was approved by the Compensation Committee of the Board and the per square foot rental was deemed to be comparable and competitive with similar space in Roanoke.

        Under the terms of the Settlement Agreement with the Austins Group, the Company reimbursed $125,000 of the Group's legal fees. In March 2003, the Board of Directors agreed, under the terms of the Settlement Agreement to reimburse the remaining $177,000 of the legal fees rather than submit the reimbursement issue to the stockholders for a vote.

        The Company subleases a leased property to an entity V & F Food Services, in which Pat Vezertzis is a partner. V & F Food Services is the landlord and the subleasee. The net affect of the transaction was a cost to the Company of $42,500 for 2002.

        There are no other affiliated or related transactions between or among the Company and its Officers and Directors.

        The Board of Directors has a policy that all transactions with its Officers, Directors, employees and affiliates of the Company will be approved by a majority of disinterested Directors of the Company or a special committee of the Board of Directors consisting of disinterested persons, and will be on terms no less favorable to the Company that such Directors or committee believe would be available from unrelated third parties.

OTHER MATTERS

        The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS
Robyn B. Mabe Secretary

AUSTINS STEAKS & SALOON, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS JUNE 24, 2003

        The undersigned hereby constitutes and appoints Paul C. Schorr, III and Robyn B. Mabe or either of them, with full power to act alone, or any substitute appointed by either of them as the undersigned's agents, attorneys and proxies to vote the number of shares the undersigned would be entitled to vote if personally present at the Annual Meeting of the Stockholders of Austins Steaks & Saloon, Inc. to be held at the Renaissance Hotel, 1 Hartfield Centre Parkway, Atlanta, Georgia 30354 on the 24th day of June, 2003 at 10:00 a.m. local time or any adjournments thereof, as indicated hereon.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, AGAINST THE STOCKHOLDER'S PROPOSAL AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS.				Please mark your votes as indicated in this example ☒
1.	Election of Directors for Annual term	Paul C Schorr, III, Roger D. Sack, Stanley L. Bozeman, Jr., A. Jones Yorke, Titus W. Greene, J. Alan Cowart, Pat Vezertzis, Thomas M.Hontzas, William E. Proffitt, and Jesse M. Harrington, III
FOR the ten nominees (except as marked to the contrary to the right)	WITHHOLD AUTHORITY to vote for the ten nominees listed to the right.	(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)
☐	☐
2.	Proposal to communicate all bona fide offers to the stockholders for a vote. As more fully described in the notice, your board recommends voting against this proposal.
	For	Against	Withhold Authority
	☐	☐	☐
3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
Dated: , 2003
Signature of Stockholder
Signature of Stockholder
Please sign exactly as your name appears at the left. When signing as attorney, executor, administrator, trustee, guardian or conservator, give full title. All joint trustees must sign.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

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INFORMATION CONCERNING SOLICITATION AND VOTING
ELECTION OF DIRECTORS
STOCKHOLDER PROPOSAL
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
BOARD MEETINGS AND COMMITTEES
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT PUBLIC ACCOUNTANTS
EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPH
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG AUSTINS STEAKS & SALOON, THE RUSSELL 2000 INDEX AND A PEER GROUP
COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934
OTHER MATTERS